CONSENT OF INDEPENDENT ACCOUNTANTS
To the Directors of Fidelity Distributors Corporation and Investors under Fidelity Systematic Investment Plans: Destiny Plans I and Destiny Plans II:
We hereby consent to the inclusion in this Post-Effective Amendment No. 64 to Registration Statement No. 2-34100 on Form S-6 of our report dated November 11, 1997, on our audit of the financial statements of Fidelity Systematic Investment Plans: Destiny Plans I and Destiny Plans II.
/S/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
November 11, 1997